UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         SCHEDULE 14A INFORMATION
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1934

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        Section 240.14a-12


                             PACER TECHNOLOGY
             (Name of Registrant as Specified in its Charter)

                 PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE

   (Name of Person Filing Proxy Statement, if other than the Registrant)

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
                 PACER TECHNOLOGY SHAREHOLDER'S COMMITTEE


Dear Fellow Shareholder:

     The Pacer Technology Committee, which consists of two current directors-John Merriman and Geoffrey Tirman-as well as Howard Bloom, Roberto Cavasos, the Miller Family Partnership, James Munn, and Mac Van Horn, represents 2,987,408 shares or approximately 17.8% of the outstanding shares of Pacer Technology. WE HAVE FORMED THIS COMMITTEE BECAUSE WE BELIEVE IT IS NOW TIME TO RESTRUCTURE THE BOARD WITH MEMBERS THAT HOLD THE INTEREST OF ALL SHAREHOLDERS FIRST AND FOREMOST. Accordingly; we will propose a new slate of board candidates to develop a strategy and take the necessary actions to enhance shareholder value and finally reward the Company's loyal supporters.

     The  Board  of  Directors of Pacer Technology has been led by the same
chairman and his handpicked  board  members  since  the  early  1980.   The
Company reported continuous losses until 1986.

     Since 1986, Pacer has benefited from a strong management team that grew the Company significantly in both sales and earnings for 12 straight years. Unfortunately, the operating success of the Company has not been reflected in its share price.

     THE INCUMBENT CHAIRMAN OF THE BOARD AND SELECTED OUTSIDE MEMBERS MANAGED TO DILUTE THE INTERESTS OF ALL OTHER SHAREHOLDERS BY GRANTING THEMSELVES MILLIONS OF WARRANTS AND OPTIONS. Furthermore, they continuously sold shares in the open market thereby reaping huge financial rewards for themselves while undermining the confidence of prospective investors and shareholders in the Company's stock.

     The incumbent board should, however, take credit for the following:

     * Failing to provide management with appropriate direction and strategy for the Company to enhance the value of the stock.

     * Failing to pursue opportunities that could have provided substantial value to the Company's shareholders. YOU SHOULD KNOW THAT IN 1998 THE BOARD OF DIRECTORS SUMMARILY REJECTED A $1.95 PER SHARE OFFER FOR ALL OF THE COMPANY'S SHARES WHEN PACER TECHNOLOGY WAS TRADING AT APPROXIMATELY $1.25 TO $1.35 PER SHARE. THIS FINANCIAL OPPORTUNITY WOULD HAVE REPRESENTED A PREMIUM TO YOU OF BETWEEN 48% AND 56% PER SHARE.

     SHORTLY, YOU WILL RECEIVE THE COMPANY'S PROXY STATEMENT SOLICITING YOUR SUPPORT FOR THE INCUMBENT BOARD. WE RESPECTFULLY ASK THAT YOU DELAY YOUR VOTE UNTIL YOU RECEIVE OUR PROXY STATEMENT.

     We are preparing additional information about the current Board of Directors, as well as our new slate.

     DO  NOT  SIGN ANY PROXY SENT TO YOU BY THE PACER TECHNOLOGY  BOARD  OF
DIRECTORS.

                              Sincerely,



                              The Pacer Technology Shareholder's Committee


                       IF YOU HAVE ANY QUESTIONS
          OR NEED ASSISTANCE PLEASE CALL OUR PROXY SOLICITOR:

                        D.F. KING & CO., INC.
                             77 WATER ST.
                         NEW YORK, NY 10005
                          1-(800)207-2872